UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	August 1, 2018
MidSouth Bancorp, Inc.

(Exact name of registrant as specified in its charter)
Louisiana	1-11826	72-1020809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
102 Versailles Boulevard, Lafayette, Louisiana		70501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 337-237-8343

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rile 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
John Davis has been appointed as Executive Vice President and Chief Operating Officer of MidSouth Bancorp, Inc. (the “Company”) and MidSouth Bank, N.A. (the “Bank”), effective as of August 1, 2018. Mr. Davis, age 55, joined the Bank on May 29, 2018 in a nonexecutive capacity pending the receipt of regulatory approvals for his appointments with the Company and the Bank that have now been obtained. Mr. Davis has over 25 years of banking experience including approximately 10 years at Yadkin Bank in North Carolina, having most recently served as Senior Vice President and Director of Operations from 2008 to 2017. Thereafter, Mr. Davis provided consulting services until he joined the Bank. In connection with his appointment Mr. Davis will receive an annual base salary of $245,000 and a one-time signing bonus of $40,000. Mr. Davis will also be eligible for awards pursuant to the Company’s 2018 Long-Term Incentive Compensation Plan (the “2018 Plan”) and will be eligible to participate in the Company’s Annual Incentive Compensation Plans. In connection with his appointment, Mr. Davis received awards under the 2018 Plan of 2,304 shares of restricted stock that vest in annual installments over three years commencing on the first anniversary of the grant date and 5,761 shares of performance-based restricted stock units that vest upon the achievement of certain performance criteria.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDSOUTH BANCORP, INC.
Registrant
By:	/s/ James R. McLemore
James R. McLemore
President and Chief Executive Officer

Date:	July 24, 2018